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                                                                    EXHIBIT 10.6

                                AGREEMENT RE LOAN

This agreement (this "Agreement"), dated July 29, 2002, is made by and between Biopure Corporation, a Delaware corporation (the "Company"), and Carl W. Rausch (the "Executive").

                                    RECITALS

The Executive and the Company entered into a loan agreement on August 8, 1990, pursuant to which the Executive borrowed from the Company the principal amount of $700,000 ("Principal") plus interest ("Interest") thereon at the "Prescribed Rate" as defined in the promissory note dated August 8, 1990, as restated by a promissory note dated July 31, 1995 (the "Restated Note."). Payment of Principal and Interest was deferred twice for consideration given by the Executive, the last such deferral being by action of the board of directors of the Company taken June 24, 1999; such board action deferred payment of the Principal and Interest until July 31, 2003 and established the Prescribed Rate from and after July 24, 1999 at 4.71% annually.

The Executive and the Company have agreed to enter into an employment agreement as of the date hereof ("Employment Agreement").

                                    AGREEMENT

Now therefore, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the Company and the Executive hereby agree as follows:

         1. The Company hereby cancels and foregoes entitlement to and receipt of all Interest accrued through the date of this Agreement. The Executive represents and warrants that the Executive has taken no deductions for federal income tax purposes of any amount of Interest.

         2. The Executive agrees to accelerate a portion of the payment of the Principal (i.e., $700,000) to July 29, 2002. The amount of the Principal to be paid on July 29, 2002, shall be $446,900. The Executive authorizes the Company to apply said amount to the payment of Principal by offset of deferred compensation being paid to the Executive on the date hereof.

         3. The Restated Note shall be further restated and executed, simultaneously with the execution and delivery of this Agreement, in the form attached hereto as Exhibit A.

         4. Monthly payments of interest payable under the Restated Note may be withheld from or offset against the Executive's monthly compensation under the Employment Agreement (whether during or after the "Employment Term," as defined therein).

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In witness whereof this Agreement has been executed by or on behalf of the parties hereto, as an instrument under seal as of the date first above written.



                                       Biopure Corporation



                                       By: ___________________________________

                                           ___________________________________
                                           Title


                                       ________________________________________
                                                   Carl W. Rausch